Exhibit 99.1

FOR IMMEDIATE RELEASE

Supreme Industries Reports First-Quarter 2014 Results

Extreme Weather Conditions and Chassis Shortages Impact Sales and Earnings

Goshen, Ind. — April 24, 2014 — Supreme Industries, Inc. (NYSE MKT: STS), a leading manufacturer of specialized commercial vehicles including truck bodies and specialty vehicles, today announced financial results for its first quarter ended March 29, 2014.  All earnings per share and share figures in this press release have been adjusted for the 5% stock dividend distributed in the second quarter of 2013.

During the first quarter of 2014, the previously disclosed divestiture of the Company’s shuttle bus assets was completed. As a result, the shuttle bus business has been reclassified as a discontinued operation in the Company’s financial statements.

Consolidated net sales from continuing operations in the quarter were $53.4 million, compared with $56.4 million in the first quarter of 2013. The revenue decrease was primarily due to lower sales of specialty vehicles versus the prior year, as well as chassis constraints impacting first-quarter fleet shipments.

Gross margin from continuing operations during the first quarter was 14.8%, compared with 19.7% in last year’s first quarter. The current-year margin contraction was primarily due to unfavorable product mix compared to 2013, which included a higher proportion of lower-margin fleet business and its associated start up inefficiencies, as well as a lower proportion of higher-margin retail and specialty vehicles. Shortages of light-duty chassis from a major supplier constrained shipping volume during the quarter causing higher labor and overhead cost compared to last year, and production efficiencies were also hampered by the extremely inclement weather.

Other income decreased $0.7 million primarily due to a realized gain on the sale of real estate during the first quarter of 2013.  Interest expense improved 22% from last year on lower debt balances. Income tax expense from continuing operations was $0.1 million, down from $1.3 million in last year’s first quarter. The effective tax rate from continuing operations in the first quarter of 2014 was 32.4%, compared with 33.2% in 2013’s first quarter.

Income from continuing operations was $0.2 million, or $0.01 per diluted share, versus $2.6 million, or $0.16 per diluted share, last year. Including the $1.6 million after-tax operating loss from the discontinued shuttle bus operations, the net loss reported for the first quarter was $1.3 million, or $0.08 per diluted share compared with last year’s net income of $2.3 million, or $0.14 per diluted share.

“Our first-quarter product mix and delayed deliveries from major suppliers had a negative impact on margins in the quarter,” said President and Chief Executive Officer, Mark Weber.  “We are taking actions to mitigate our business risk from future chassis supply interruptions by increasing the size of our pools of chassis and broadening the product offering,” he added.

Backlog, excluding shuttle bus, at the end of the quarter stood at $74 million, compared with $72 million at December 28, 2013, and $69 million at the end of 2013’s first quarter.

Additional year-over-year key performance indicators include:

Supreme Industries, Inc.

2581 East Kercher Road • PO Box 463 • Goshen, IN 46527

•                  Working capital was $36.2 million at the end of the first quarter, compared with $37.6 million at December 28, 2013.

•                  Net cash used by operating activities for the first quarter of 2014 totaled $0.9 million, compared with cash used of $0.3 million in the first quarter of 2013.

•                  Total debt at the end of the first quarter of 2014 was $9.5 million, compared with $9.7 million at the end of 2013.

•                  Stockholders’ equity at the end of the quarter was $72.9 million, compared with $74.1 million at December 28, 2013.

•                  Book value, on a per-share basis, stood at $4.50 on March 29, 2014, versus $4.59 at the end of 2013.

As disclosed in its March 31, 2014, press release, Supreme recorded a small gain on the sale of its shuttle bus assets, which is reported as discontinued operations. Due to excess industry capacity, the buyer was not interested in production facilities of the shuttle bus division, but instead purchased brand names, goodwill, inventory, as well as machinery and equipment fairly valued as of the date of the close.  Proceeds from the sale were $3.9 million versus the $7.0 million estimate provided by the Company on February 28, 2014. The difference resulted from Supreme managing its raw materials and work-in-process inventory to a lower level, while shipping more finished buses than originally anticipated prior to closing leaving fewer assets to sell.  All receivables, property, plant and some manufacturing equipment were retained and will be utilized in ongoing operations or be sold at a later date.

“We are pleased to have concluded the strategic divestiture of the shuttle bus assets during the quarter,” Weber said. “Having this transaction behind us allows management to increase focus on growing the core business.”

Conference Call Information

A conference call will take place tomorrow, April 25, 2014, at 9:00 a.m. ET to review the 2014 first-quarter results. To participate in the live call, dial 877-300-8521 (International: 412-317-6026) 10 minutes before the call begins, or at 8:50 a.m. ET. The conference ID is 10045022. The call also will be streamed live and can be accessed at http://www.SupremeInd.com. Those unable to participate in the live conference call may access a replay, which will be available on Supreme’s website for approximately 30 days.

About Supreme Industries

Supreme Industries, Inc. (NYSE MKT: STS), is a nationwide manufacturer of truck bodies and specialty vehicles produced to the specifications of its customers. The Company’s transportation equipment products are used by a wide variety of industrial, commercial and law enforcement customers.

News releases and other information on the Company are available on the Internet at: http://www.supremeind.com or http://www.b2i.us/irpass.asp?BzID=1482&to=ea&s=0

Other than historical facts contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, and reflect the view of management with respect to future events. When used in this report, words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and similar expressions, as they relate to Supreme or its plans or operations, identify forward-looking statements. Such forward-looking statements are based on assumptions made by, and information currently available to, management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that the expectations reflected in such forward-looking statements are reasonable, and it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from such expectations include, without limitation, an economic slowdown in the specialized vehicle industry, limitations on the availability of chassis on which Supreme’s product is dependent, availability of raw materials, raw material cost increases and severe interest rate increases. Furthermore, Supreme can provide no assurance that any raw material cost increases can be passed on to its customers through implementation of price increases for Supreme’s products. The forward-looking statements contained herein reflect the current view of management with respect to future events and are subject to those factors and other risks, uncertainties and assumptions relating to the operations, results of operations, cash flows and financial position of Supreme. Supreme assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

CONTACT:

Investor and Media Contact:

Matthew J. Dennis, CFA

Investor Relations

574-228-4130

—FINANCIAL RESULTS FOLLOW—

Supreme Industries, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended
	Mar. 29, 2014	Mar. 30, 2013

Net sales	$53,393,557	$56,371,169
Cost of sales	45,503,050	45,268,121
Gross profit	7,890,507	11,103,048

Selling, general and administrative expenses	7,519,990	7,804,930
Other income	(37,225)	(706,962)
Operating income	407,742	4,005,080

Interest expense	76,111	98,093
Income from continuing operations before income taxes	331,631	3,906,987

Income tax expense	107,614	1,296,505
Income from continuing operations	224,017	2,610,482

Discontinued operations
Gain on sale of discontinued operations, net of tax	87,036	—
Operating loss of discontinued operations, net of tax	(1,654,459)	(306,676)
Loss from discontinued operations, net of tax	(1,567,423)	(306,676)

Net income (loss)	$(1,343,406)	$2,303,806

Basic income (loss) per share:
Income from continuing operations	$0.01	$0.16
Loss from discontinued operations	(0.09)	(0.02)
Net income (loss)	$(0.08)	$0.14

Diluted income (loss) per share:
Income from continuing operations	$0.01	$0.16
Loss from discontinued operations	(0.09)	(0.02)
Net income (loss)	$(0.08)	$0.14

Shares used in the computation of income (loss) per share:
(Adjusted for 5% stock dividend paid on June 3, 2013)
Basic	16,202,499	16,013,323
Diluted	16,631,421	16,321,571

Supreme Industries, Inc. and Subsidiaries
Consolidated Balance Sheets

	Mar. 29, 2014	Dec. 28, 2013
Assets
Current assets	$62,896,208	$65,923,357
Property, plant and equipment, net	46,534,154	46,387,839
Other assets	1,143,425	1,219,655
Total assets	$110,573,787	$113,530,851

Liabilities
Current liabilities	$26,731,825	$28,343,456
Long-term liabilities	10,949,408	11,107,228
Total liabilities	37,681,233	39,450,684
Total stockholders’ equity	72,892,554	74,080,167
Total liabilities and stockholders’ equity	$110,573,787	$113,530,851